EXHIBIT 10.15

                             SUBSCRIPTION AGREEMENT
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          AGREEMENT, made as of the date set forth below between CAPRIUS, INC., a Delaware corporation (the "Company"), with its principal office at One Parker Plaza, Fort Lee, New Jersey 07024, and the undersigned (the "Subscriber").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Company desires to offer and issue (the "Offering") up to 150 units ("Units") in a private placement, each Unit consisting of (i) $10,000 principal amount of Secured Promissory Notes of the Company (the "Secured Notes") and (ii) 10,000 redeemable warrants (the "Warrants") to purchase shares of Common Stock, $.01 par value ("Common Stock") of the Company, on the terms and conditions hereinafter set forth, and the Subscriber desires to acquire that number of Units set forth on the signature page hereof (the Units, Secured Notes and/or Warrants are sometimes referred to herein as the "Securities");

          WHEREAS, the Secured Notes shall bear interest at the rate of 11% per annum, are to be secured by a lien on all of the assets of the Strax Division of the Company as described in a separate Security Agreement (the "Security Agreement"), and mature on May 31, 2001, subject to earlier prepayment or extension of the maturity date as set forth in the Secured Notes;

          WHEREAS, each Warrant shall entitle the holder thereof to purchase one share of Common Stock for a period of five years commencing six (6) months from the closing date (the "Closing Date") of the Offering at an exercise price of $.20 per Warrant;

          NOW, THEREFORE, for and in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

          I.   SUBSCRIPTION FOR UNITS

               1.1  Subscription. Subject to the terms and conditions
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hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company the number of Units as set forth upon the signature page hereof at a price equal to $10,000 per Unit, and the Company agrees to sell such Units to the Subscriber for said purchase price (the "Purchase Price").

               1.2  Payment The Purchase Price is payable into a separate escrow
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account (the "Escrow Account") by certified or bank check or wire transfer contemporaneously with the execution and delivery of this Subscription Agreement as set forth on Schedule I attached contained in the Units will be held in escrow and delivered as set forth herein.

               1.3  Escrow and Closing. The Subscriber understands that his
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purchase of Units is contingent upon the Company making sales (against cleared funds) of a minimum of 100 Units ($1,000,000) prior to the Termination Date, as defined in Article IV hereof. In the event subscriptions for 100 Units are not received by the Termination Date, all funds held in the Escrow Account shall be returned to the Subscribers without interest or deduction. Upon the receipt of


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funds for 100 Units on or prior to the Termination Date, the Offering will close and the Company will deliver the Secured Notes and the Warrants contained in the Units to the Subscribers within ten (10) days following the Closing Date and the escrowed funds will be immediately released to the Company.

          II.  REPRESENTATIONS BY SUBSCRIBER

               2.1  Offering Documents. The Subscriber hereby acknowledges (i)
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receipt of a confidential Term Sheet and the attachments thereto (the "Offering
Documents") and (ii) the careful review of the Offering Documents. The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) the Company recently changed its primary business to the manufacture and sale of diagnostic test kits; (ii) the net proceeds of this Offering will be used primarily for the repayment of acquisition indebtedness; (iii) the Company will require substantial funds in addition to the proceeds of this Offering;
(iv) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in Units; (v) investors may not be able to liquidate their investment; and (vi) transferability of the Securities is restricted and marketability of the Common Stock is extremely limited.

               2.2  Accredited Investor. The Subscriber represents that he is an
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"accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

               2.3  Investment Experience. The Subscriber acknowledges that he
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has prior investment experience, including investment in non-listed and non-registered securities, or he has retained the services of an investment advisor, attorney or accountant (the "representative") to read all of the documents furnished or made available by the Company both to him and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

               2.4  Access. The Subscriber hereby represents that he (or his
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representative) has been furnished by the Company during the course of this transaction with all information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which he had requested.

               2.5  Investment Intent. The Subscriber hereby acknowledges that
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this Offering has not been reviewed by the United States Securities and Exchange
Commission ("SEC") because of the Company's representations that this is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder. The Subscriber represents that his Units are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell or otherwise transfer the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

               2.6  Note Agent. The Subscriber understands that the Secured
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Notes will be secured pursuant to the terms of a Security Agreement between the
Company and KSH Investment Group, Inc., acting in its capacity as agent for the


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


holders of the Secured Notes (the "Note Agent") wherein the Note Agent will act for the benefit of all of the holders of the Secured Notes and hereby consents to the execution of the Security Agreement by the Note Agent on his behalf. The Subscriber hereby irrevocably authorizes the Note Agent to act as his agent under the Security Agreement with such powers as are specifically delegated to the Note Agent thereunder and with such other powers as are reasonably incidental thereto. The Subscriber hereby agrees that the Note Agent (i) shall have no duties or responsibilities except those expressly set forth in the Security Agreement and the Note Agent and its affiliates and their officers, directors, employees and agents, shall not be deemed a trustee or fiduciary for the Subscriber, (ii) shall not be responsible in any manner whatsoever for (a) the correctness of any recitals, statements, representations or warranties contained in the Security Agreement, (b) the validity, enforceability or sufficiency of the Security Agreement, (c) title to or the priority or perfection of any security interest in the Secured Notes subject to the Financing Agreements or the security afforded thereby, or (d) any taxes, charges, liens or other assessments upon or in respect of the maintenance of such collateral, and (iii) shall not be under any obligation to exercise any of its rights, or powers under the Security Agreement unless the Note Agent shall have been provided adequate security and indemnity.

               2.7  Legends. The Subscriber consents to the placement of a
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legend on any certificate or other document evidencing the Secured Notes, the
Warrants and/or the Common Stock underlying the Warrants, stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The Subscriber is aware that the Company will make a stop order notation in its appropriate records with respect to the restrictions on the transferability of such securities.

               2.8  Authority. The Subscriber has the full right, power and
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authority to enter into this Subscription Agreement and to carry out and consummate the transactions contemplated herein. This Subscription Agreement constitutes the legal, valid and binding obligation of the Subscriber.

               2.9  Address. The Subscriber hereby represents that the address
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of Subscriber furnished by him at the end of this Subscription Agreement is the undersigned's principal residence if he is an individual or its principal business address if it is a corporation or other entity.

               2.10 No Other Representations. Except as set forth herein
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and in the Offering Documents, no representations (oral or written) have been made to the Subscriber, or any representative, by the Company or the Placement Agent, or by any of their respective officers, directors, agents or employees, nor anyone else on their behalf, concerning among others, the future profitability of the Company, the future performance of the Common Stock or the Subscriber's investment in the Company.

          III. REPRESENTATIONS BY, AND COVENANTS OF, THE COMPANY

          The Company represents, warrants and, where applicable, covenants to the Subscriber that:

               3.1  Organization. The Company is a corporation duly organized,
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existing and in good standing under the laws of the State of Delaware and has the corporate power its business and the business which it proposes to conduct.


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


               3.2  Execution. The execution, delivery and performance of this
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Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Units, the issuance of the Secured Notes and the entry into the Security Agreement have been duly taken and approved.

               3.3  Binding Obligations. The Secured Notes and Warrants
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(including the underlying Common Stock) included in the Units have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be validly binding obligations of the Company enforceable in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally.

               3.4  Shares. The Company will at all times during the term of the
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Warrants have authorized and reserved a sufficient number of shares of Common
Stock to provide for the exercise of the Warrants. Upon exercise of the Warrants in accordance with their terms the underlying shares of Common Stock will be duly authorized, validly issued and non-assessable.

               3.5  Non-Contravention. Except as disclosed in the Term Sheet and
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attachments thereto, previously delivered by the Company to the Subscriber, the
Company is not in violation of or default under, nor will the execution and delivery of this Subscription Agreement, the Security Agreement or the issuance of the Secured Notes or the Warrants and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein and therein contemplated, result in a material violation of, or constitute a material default under, its Certificate of Incorporation or By-Laws, in the performance or observance of any material obligations, agreement, covenant condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which its properties may be bound or in violation of any material order, rule, regulation, writ, injunction, or decree of any domestic government, governmental instrumentality or court.

          IV.  TERMS OF SUBSCRIPTION

               4.1  Terms. The subscription period will terminate at 11:59 PM
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Eastern time on November 30, 1999, unless extended by the Company until December
15, 1999 (the "Termination Date"). The Units will be offered on a "best efforts, 100 Units-or-none" basis. The minimum subscription per subscriber shall be one-half Unit, subject to the Company's right to accept subscriptions for lesser amounts. Upon receipt of subscriptions for at least 100 Units, an initial closing may be held, and the Offering may continue until the balance of the 150 Units are subscribed for.

               4.2  Placement Agent. KSH Investment Group Inc. is acting as
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Placement Agent for the Offering. The Placement Agent will receive a placement fee equal to five (5%) percent of the gross proceeds from the sale of the Units at each closing, plus a number of shares of Common Stock equal to 1.75% of the outstanding shares upon the initial closing. Upon retention, the Placement Agent received a like number of shares of Common Stock. In addition, the Company retained the Placement Agent as a non-exclusive financial advisor for one year at a fee of $3,000 per month.


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


          V.   MISCELLANEOUS

               5.1  Notice. Any notice or other communication given hereunder
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shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed to the Company at its office, 1 Parker Plaza, Fort Lee, New Jersey 07024, Attention: President and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

               5.2  Amendment. This Subscription Agreement shall not be changed,
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modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.
This Subscription Agreement and the documents delivered in connection herewith sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

               5.3  Binding. This Subscription Agreement shall be binding upon
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and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

               5.4  Governing Law; Jurisdiction. Notwithstanding the place where
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this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. THE PARTIES HEREBY AGREE THAT ANY DISPUTE WHICH MAY ARISE BETWEEN THEM ARISING OUT OF OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT SHALL BE ADJUDICATED BEFORE A COURT LOCATED IN NEW YORK CITY AND THEY HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK AND OF THE FEDERAL COURTS IN THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY ACTION OR LEGAL PROCEEDING COMMENCED BY ANY PARTY, AND IRREVOCABLY WAIVE ANY OBJECTION THEY NOW OR HEREAFTER MAY HAVE RESPECTING THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR RESPECTING THE FACT THAT SUCH COURT IS AN INCONVENIENT FORUM, RELATING TO OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY ACTS OR OMISSIONS RELATING TO THE SALE OF THE SECURITIES HEREUNDER, AND CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH BELOW OR SUCH OTHER ADDRESS AS THE UNDERSIGNED SHALL FURNISH IN WRITING TO THE OTHER.

               5.5  Severability. The holding of any provision of this
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Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.


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


               5.6  Waiver. It is agreed that a waiver by either party of a
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breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

               5.7  Further Assurances. The parties agree to execute and deliver
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all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

               5.8  Counterparts. This Agreement may be executed in one or more
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counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year set forth below.

Dated:
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Signature of Subscriber

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Name of Subscriber
 [please print]


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Address of Subscriber                   Phone or Fax Number

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Social Security or Taxpayer
Identification Number of Subscriber

                                        $
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Number of Units Subscribed For          Purchase Price


Subscription Accepted:

CAPRIUS, INC.


By:
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   President
   Dated:


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